Exhibit 99.1
NEWS RELEASE

CONTACT:

Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2016 First Quarter Operating Results;
Wireless Trends Improve, Software Maintenance Renewal Rates More Than 99 Percent

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (April 27, 2016) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in critical communications, today announced operating results for the first quarter ended March 31, 2016. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 24, 2016 to stockholders of record on May 23, 2016.
2016 First-Quarter Results:
In the 2016 first quarter, consolidated revenue was $45.4 million, compared to $48.1 million in the first quarter of 2015 and $47.3 million in the fourth quarter of 2015. Software revenue was $17.2 million in the first quarter of 2016, compared to $17.4 million in the first quarter of 2015. Wireless revenue totaled $28.2 million in the first quarter, compared to $28.7 million in the prior quarter and $30.7 million in the prior-year quarter.
First quarter EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $9.1 million, or 20.1 percent of revenue, down from $9.9 million, or 20.9 percent of revenue, in the prior quarter, and $10 million, or 20.8 percent of revenue, in the first quarter of 2015.
Net income for the first quarter of 2016 was $3.4 million, or $0.17 per diluted share, compared to $3.9 million, or $0.18 per diluted share, in the first quarter of 2015.

Spok.com

Other key results and highlights for the first quarter included:

•
Software bookings for the 2016 first quarter were $15.1 million, compared to $17.7 million in the prior year quarter. First quarter bookings included $5.6 million of operations bookings and $9.5 million of maintenance renewals.

•	Software backlog totaled $36.8 million at March 31, 2016, compared to $38.7 million at December 31, 2015, and $40.6 million in the year earlier period.

•
Of the $17.2 million in software revenue for the first quarter, $8.1 million was operations revenue and $9.1 million was maintenance revenue, compared to $9.4 million and $8.0 million, respectively, of the $17.4 million in software revenue in the first quarter of 2015.

•	The renewal rate for software maintenance in the first quarter of 2016 was greater than 99 percent.

•
The quarterly rate of paging unit erosion was 1.7 percent in the first quarter of 2016, compared to 2.1 percent in the year-earlier quarter. Net paging unit losses were 20,000 in the first quarter of 2016, down from 26,000 in the first quarter of 2015. Paging units in service at March 31, 2016 totaled 1,153,000, compared to 1,230,000 at the end of the prior year period.

•	The quarterly rate of wireless revenue erosion continued to slow to 1.9 percent in the first quarter of 2016 versus 3.1 percent in the year-earlier quarter.

•	Total paging ARPU (average revenue per unit) was $7.77 in the first quarter of 2016, compared to $7.79 in the prior quarter and $7.91 in the year-earlier quarter.

•
Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $36.3 million in the first quarter of 2016, compared to $38.1 million in the year-earlier quarter, and $37.4 million in the prior quarter.

•	Capital expenses were $1.4 million in the first quarter of 2016, compared to $1 million in the year-earlier quarter.

•	The number of full-time equivalent employees at March 31, 2016 totaled 595, compared to 600 at year-end 2015 and 604 at March 31, 2015.

•	Capital returned to stockholders in the first quarter of 2016 totaled $7.5 million, in the form of $2.6 million from dividends and $4.9 million from share repurchases.

Spok.com

•	The Company’s cash balance at March 31, 2015 was $111.9 million, compared to $105.6 million at March 31, 2015, and $111.3 million at the prior year-end.
Management Commentary:
“We are encouraged with our performance in the first quarter of 2016 and believe that it provides a solid base for the remainder of the year,” said Vincent D. Kelly, chief executive officer. “We saw strong performance in a number of key operating measures, including operating expense management, cash flow and subscriber retention. We achieved these results, as we increased our investment in our business by enhancing and upgrading our product development team and tools, as well as our sales infrastructure and management. We believe these investments will yield significant future benefits in the form of our improved, integrated communication platform, Spok Care Connect®, as well as higher future bookings levels supported by an enhanced and upgraded sales team. Overall, we continued to operate profitably, enhance our product offerings, and further strengthen our balance sheet with strong cash levels and no debt. Our ability to generate healthy cash flows allowed us to execute against our capital allocation strategy, make key strategic investments and return nearly 80 percent of our operating cash flow to our stockholders during the quarter in the form of dividends and share repurchases.”
Commenting on software results, Kelly said: “As anticipated, software sales were in-line with prior year levels and down sequentially from the typically more robust fourth quarter levels.” Kelly attributed the ability to maintain year-over-year software revenue levels primarily to a more than 99 percent renewal rate on software maintenance contracts. Similar to Spok’s wireless revenue stream, software maintenance revenue is a largely recurring revenue stream that provides the Company with a more stable revenue and margin base.
Kelly said first quarter bookings of $15.1 million included $9.5 million of maintenance renewals bookings, a record high for the first quarter, while the software backlog of $36.8 million at March 31st was down from the prior quarter.   “Though we are not satisfied with bookings levels in the first quarter, and continue to focus on generating activity through the remainder of the year, we are encouraged as bookings included sales to both new and current customers, with existing customers adding products and applications to expand their portfolio of communications solutions.  Customer

Spok.com

demand remained strongest for upgrades to call center solutions, healthcare applications to increase patient safety, and improved nursing workflows.”  Kelly added: “We continue to see growing demand for our software solutions for critical smartphone communications, secure texting, emergency management, and clinical alerting.  Though domestic markets performed well, we continued to see sluggishness in the international markets of both EMEA and APAC. However, we continue to focus on the growth potential in those geographies.”
Kelly also noted that in addition to the Company’s quarterly financial performance, progress was made in several other areas, including product development, sales strategy and key strategic partnership agreements. “Spok continues to build an industry-leading reputation, and is generating sales momentum at the conferences we attend” commented Kelly. “During the quarter, we generated tremendous activity from tradeshows, including the American Organization of Nurse Executives (AONE), the 2016 HIMSS Annual Conference Exhibition and the Arab Health 2016 Exhibition and Congress. Also, Spok’s Connect 16 regional user conferences kicked off in Dallas last month, to be followed by conferences in Boston and New York in May. We intend to carry the momentum generated at these conferences and tradeshows throughout 2016. We are already seeing results from our sales and marketing efforts. During the quarter we partnered with organizations across industries and geographies, such as Medical Solutions and Services (MSS) in Saudi Arabia, the Polk County Sheriff’s Office in Florida and VCU Health, to offer critical communications support. Combined with our strong team, solid financial platform and industry-leading products and services, Spok is positioned to build on this momentum and stimulate sustainable growth.”
The Company posted solid results for its wireless products and services in the first quarter. Gross pager placements of 28,000 were in-line with the year-earlier quarter, while gross disconnects of 48,000 improved from 55,000 in the first quarter of 2015 and 50,000 in the prior quarter. “As a result, annual net pager losses declined to an historical low of 6.2 percent from the prior year-end, on a twelve month trailing basis, and were 1.7 percent in the first quarter, down significantly from 2.1 percent in the prior-year quarter,” continued Kelly. “Overall, wireless sales efforts continued to focus primarily on our core market segments of Healthcare, Government and Large Enterprise, which represented approximately 91.3 percent of our subscriber base and 86.1 percent of our paging revenue at quarter end. Healthcare

Spok.com

comprised 77.5 percent of our subscriber base, and continued to be our best performing market segment with the highest rate of gross placements and lowest rate of unit disconnects.”
Spok returned capital to stockholders, totaling $7.5 million, in the first quarter of 2016. During the period, the Company paid $2.6 million in dividends and repurchased 291,861 shares of common stock, totaling $4.9 million, under its stock buy-back program. Kelly added, “Throughout 2016, we will remain focused on returning value to our shareholders through our comprehensive capital allocation strategy, which includes dividends, share repurchases and key strategic investments in our products and business that will create sustainable growth.”
Shawn E. Endsley, chief financial officer, said: “Our ability to align our expense base with the market demand that we are seeing and drive high renewal rates in our recurring revenue categories, helped Spok maintain solid operating cash flow, EBITDA and operating margins for the quarter, as we continued to invest in our business for long-term growth. We also strengthened our balance sheet, recording a cash balance of $111.9 million at March 31, 2016, and continued to operate as a debt-free company at quarter-end.”
Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2016, Endsley noted: “We are pleased that quarterly results were consistent with our expectations and we are maintaining the 2016 guidance range that we provided last quarter.” With regard to financial guidance for 2016, Endsley reiterated that the Company expects total revenue to range from $174 million to $192 million, operating expenses (excluding depreciation, amortization and accretion) to range from $153 million to $159 million, and capital expenditures to range from $6 million to $8 million.
* * * * * * * * *

Spok.com

2016 First-Quarter Call and Replay:
Spok plans to host a conference call for investors on its 2016 first quarter operating results at 10:00 a.m. Eastern Time on Thursday, April 28, 2016. Dial-in numbers for the call are 785-830-7992 or 800-768-6569. The pass code for the call is 8456655. A replay of the call will be available from 1:00 p.m. ET on April 28, 2016 until 1:00 p.m. on Thursday, May 12, 2016. Replay numbers are 719-457-0820 or 888-203-1112. The pass code for the replay is 8456655.
* * * * * * * * *
About Spok
Spok Holdings, Inc., headquartered in Springfield, Va., is proud to be a leader in critical communications for healthcare, government, public safety, and other industries. We deliver smart, reliable solutions to help protect the health, well-being, and safety of people around the globe. Organizations worldwide rely on Spok for workflow improvement, secure texting, paging services, contact center optimization, and public safety response. When communications matter, Spok delivers. Visit us at spok.com or find us on Twitter @Spoktweets.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, competition from other software providers, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2016	3/31/2015
Revenue:
Wireless	$28,172	$30,690
Software	17,216	17,448
Total revenue	45,388	48,138
Operating expenses:
Cost of revenue	8,017	8,813
Service, rental and maintenance	11,213	11,256
Selling and marketing	6,529	7,048
General and administrative	10,510	11,001
Severance	(4)	—
Depreciation, amortization and accretion	3,323	3,747
Total operating expenses	39,588	41,865
% of total revenue	87.2%	87.0%
Operating income	5,800	6,273
% of total revenue	12.8%	13.0%
Interest income (expense), net	49	(1)
Other income (expense), net	254	60
Income before income tax expense	6,103	6,332
Income tax benefit (expense)	(2,659)	(2,415)
Net income	$3,444	$3,917
Basic net income per common share	$0.17	$0.18
Diluted net income per common share	$0.17	$0.18
Basic weighted average common shares outstanding	20,683,719	21,898,792
Diluted weighted average common shares outstanding	20,845,661	22,053,015
Reconciliation of operating income to EBITDA (b):
Operating income	$5,800	$6,273
Add back: depreciation, amortization and accretion	3,323	3,747
EBITDA	$9,123	$10,020
% of total revenue	20.1%	20.8%
Key statistics:
Units in service	1,153	1,230
Average revenue per unit (ARPU)	$7.77	$7.91
Bookings	$15,106	$17,740
Backlog	$36,766	$40,551

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Revenue:
Wireless	$28,172	$28,727	$29,375	$30,222	$30,690	$31,678	$32,855	$33,518
Software	17,216	18,612	16,806	17,747	17,448	19,591	16,936	15,576
Total revenue	45,388	47,339	46,181	47,969	48,138	51,269	49,791	49,094
Operating expenses:
Cost of revenue	8,017	8,035	7,871	9,131	8,813	10,571	8,000	7,180
Service, rental and maintenance	11,213	11,024	11,117	11,003	11,256	11,285	10,988	11,420
Selling and marketing	6,529	7,036	6,572	6,790	7,048	7,915	7,072	7,780
General and administrative	10,510	10,276	10,410	10,472	11,001	11,905	10,866	10,990
Severance	(4)	1,056	141	1,504	—	926	545	4
Depreciation, amortization and accretion	3,323	3,362	3,413	3,448	3,747	4,049	4,247	4,352
Total operating expenses	39,588	40,789	39,524	42,348	41,865	46,651	41,718	41,726
% of total revenue	87.2%	86.2%	85.6%	88.3%	87.0%	91.0%	83.8%	85.0%
Operating income	5,800	6,550	6,657	5,621	6,273	4,618	8,073	7,368
% of total revenue	12.8%	13.8%	14.4%	11.7%	13.0%	9.0%	16.2%	15.0%
Interest income (expense), net	49	13	1	3	(1)	(262)	(63)	(64)
Other income (expense), net	254	71	784	264	60	(188)	(2)	(194)
Income before income tax expense	6,103	6,634	7,442	5,888	6,332	4,168	8,008	7,110
Income tax benefit (expense)	(2,659)	66,087	(3,222)	(2,512)	(2,415)	2,744	(3,356)	(2,819)
Net income	$3,444	$72,721	$4,220	$3,376	$3,917	$6,912	$4,652	$4,291
Basic net income per common share	$0.17	$3.54	$0.20	$0.16	$0.18	$0.32	$0.21	$0.20
Diluted net income per common share	$0.17	$3.53	$0.20	$0.16	$0.18	$0.31	$0.21	$0.19
Basic weighted average common shares outstanding	20,683,719	20,528,326	21,301,311	21,677,299	21,898,792	21,554,746	21,651,347	21,642,163
Diluted weighted average common shares outstanding	20,845,661	20,628,053	21,352,838	21,735,829	22,053,015	22,101,600	22,135,554	22,099,791
Reconciliation of operating income to EBITDA (b):
Operating income	$5,800	$6,550	$6,657	$5,621	$6,273	$4,618	$8,073	$7,368
Add back: depreciation, amortization and accretion	3,323	3,362	3,413	3,448	3,747	4,049	4,247	4,352
EBITDA	$9,123	$9,912	$10,070	$9,069	$10,020	$8,667	$12,320	$11,720
% of total revenue	20.1%	20.9%	21.8%	18.9%	20.8%	16.9%	24.7%	23.9%
Key statistics:
Units in service	1,153	1,173	1,192	1,211	1,230	1,256	1,274	1,299
Average revenue per unit (ARPU)	$7.77	$7.79	$7.82	$7.86	$7.91	$7.92	$7.97	$7.98
Bookings	$15,106	$18,511	$16,746	$21,027	$17,740	$22,272	$20,362	$18,959
Backlog	$36,766	$38,650	$41,639	$43,524	$40,551	$42,391	$42,117	$40,182

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/2016	12/31/2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$111,921	$111,332
Accounts receivable, net	21,078	22,638
Prepaid expenses and other	4,858	5,352
Inventory	1,986	2,291
Total current assets	139,843	141,613
Property and equipment, net	14,806	15,386
Goodwill	133,031	133,031
Other intangible assets, net	13,853	14,964
Deferred income tax assets, net	81,659	83,983
Other assets	1,547	1,445
Total assets	$384,739	$390,422
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$7,804	$9,247
Accrued compensation and benefits	9,837	10,864
Deferred revenue	27,415	27,045
Total current liabilities	45,056	47,156
Deferred revenue	738	741
Other long-term liabilities	8,854	8,972
Total liabilities	54,648	56,869
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	106,234	110,435
Retained earnings	223,855	223,116
Total stockholders' equity	330,091	333,553
Total liabilities and stockholders' equity	$384,739	$390,422

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2016	3/31/2015
Cash flows from operating activities:
Net income	$3,444	$3,917
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	3,323	3,747
Amortization of deferred financing costs	—	—
Deferred income (benefit) tax expense	2,327	1,997
Stock based compensation	637	443
Provisions for doubtful accounts, service credits and other	238	327
Adjustments of non-cash transaction taxes	(81)	(49)
Loss/(Gain) on disposals of property and equipment	—	(18)
Changes in assets and liabilities:
Accounts receivable	1,322	1,268
Prepaid expenses, intangible assets and other assets	595	54
Accounts payable, accrued liabilities and other	(2,667)	(5,791)
Customer deposits and deferred revenue	381	530
Net cash provided by operating activities	9,519	6,425
Cash flows from investing activities:
Purchases of property and equipment	(1,445)	(1,040)
Proceeds from disposals of property and equipment	—	30
Net cash used in investing activities	(1,445)	(1,010)
Cash flows from financing activities:
Cash distributions to stockholders	(2,580)	(3,356)
Purchase of common stock (including commissions)	(4,905)	(466)
Employee stock based compensation tax withholding	—	(3,825)
Net cash used in financing activities	(7,485)	(7,647)
Net increase in cash and cash equivalents	589	(2,232)
Cash and cash equivalents, beginning of period	111,332	107,869
Cash and cash equivalents, end of period	$111,921	$105,637
Supplemental disclosure:
Income taxes paid	$352	$337

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Revenue
Paging	$27,101	$27,637	$28,196	$28,782	$29,491	$30,071	$30,776	$31,458
Non-paging	1,071	1,090	1,179	1,440	1,199	1,607	2,079	2,060
Total wireless revenue	$28,172	$28,727	$29,375	$30,222	$30,690	$31,678	$32,855	$33,518

Subscription	498	471	392	419	398	365	458	377
License	1,593	2,733	1,457	3,011	2,595	3,474	2,374	2,497
Services	4,315	4,610	4,600	4,609	5,018	5,579	4,305	3,558
Equipment	1,729	1,764	1,434	1,301	1,374	2,145	1,930	1,614
Operations revenue	$8,135	$9,578	$7,883	$9,340	$9,385	$11,563	$9,067	$8,046

Maintenance revenue	$9,081	$9,034	$8,923	$8,407	$8,063	$8,028	$7,869	$7,530
Total software revenue	$17,216	$18,612	$16,806	$17,747	$17,448	$19,591	$16,936	$15,576

Total revenue	$45,388	$47,339	$46,181	$47,969	$48,138	$51,269	$49,791	$49,094

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Cost of revenue
Payroll and related	$4,634	$4,414	$4,277	$4,274	$4,157	$4,222	$3,743	$3,827
Cost of sales	2,673	2,902	2,549	3,801	3,620	5,225	3,098	2,232
Stock based compensation	49	33	33	34	34	81	108	81
Other	661	686	1,012	1,022	1,002	1,043	1,051	1,040
Total cost of revenue	8,017	8,035	7,871	9,131	8,813	10,571	8,000	7,180
Service, rental and maintenance
Payroll and related	5,072	4,815	4,613	4,555	4,652	4,533	4,106	4,434
Site rent	3,660	3,663	3,763	3,783	3,766	3,834	3,914	3,981
Telecommunications	1,222	1,218	1,392	1,288	1,343	1,487	1,548	1,669
Stock based compensation	52	29	29	29	29	30	56	(17)
Other	1,207	1,299	1,320	1,348	1,466	1,401	1,364	1,353
Total service, rental and maintenance	11,213	11,024	11,117	11,003	11,256	11,285	10,988	11,420
Selling and marketing
Payroll and related	3,666	3,780	3,664	3,732	3,916	3,945	3,859	4,099
Commissions	1,525	1,754	1,858	1,792	1,836	2,481	1,949	2,087
Stock based compensation	48	(7)	16	51	51	131	151	131
Other	1,290	1,509	1,034	1,215	1,245	1,358	1,113	1,463
Total selling and marketing	6,529	7,036	6,572	6,790	7,048	7,915	7,072	7,780
General and administrative
Payroll and related	4,392	4,029	4,320	4,611	4,879	4,737	4,217	4,440
Stock based compensation	488	316	316	548	329	780	791	429
Facility rent	839	856	868	841	941	830	863	899
Outside services	1,726	1,783	1,864	1,728	1,786	1,786	1,698	1,719
Taxes, licenses and permits	1,055	1,132	1,068	1,150	1,125	1,283	1,225	1,383
Other	2,010	2,160	1,974	1,594	1,941	2,489	2,072	2,120
Total general and administrative	10,510	10,276	10,410	10,472	11,001	11,905	10,866	10,990
Severance	(4)	1,056	141	1,504	—	926	545	4
Depreciation, amortization and accretion	3,323	3,362	3,413	3,448	3,747	4,049	4,247	4,352
Operating expenses	$39,588	$40,789	$39,524	$42,348	$41,865	$46,651	$41,718	$41,726
Capital expenditures	$1,445	$2,024	$1,318	$1,992	$1,040	$1,352	$1,291	$2,393

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	6/30/2014
Paging units in service
Beginning units in service (000's)	1,173	1,192	1,211	1,230	1,256	1,274	1,299	1,327
Gross placements	28	31	36	40	29	35	45	51
Gross disconnects	(48)	(50)	(55)	(59)	(55)	(53)	(70)	(79)
Net change	(20)	(19)	(19)	(19)	(26)	(18)	(25)	(28)
Ending units in service	1,153	1,173	1,192	1,211	1,230	1,256	1,274	1,299
End of period units in service % of total (b)
Healthcare	77.5%	77.0%	76.3%	75.9%	74.6%	74.1%	73.6%	73.0%
Government	6.9%	7.2%	7.2%	7.3%	7.6%	7.8%	7.9%	8.3%
Large enterprise	6.9%	6.9%	7.1%	7.3%	7.6%	7.6%	7.8%	7.8%
Other(b)	8.7%	9.0%	9.3%	9.5%	10.2%	10.4%	10.7%	10.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	118	123	128	134	139	145	152	160
101 to 1,000 units	238	243	250	256	266	277	282	289
>1,000 units	797	807	814	821	825	834	840	850
Total	1,153	1,173	1,192	1,211	1,230	1,256	1,274	1,299
Account size net loss rate(c)
1 to 100 units	(4.3)%	(3.9)%	(4.4)%	(3.4)%	(4.3)%	(4.7)%	(5.0)%	(5.3)%
101 to 1,000 units	(2.0)%	(2.9)%	(2.4)%	(3.8)%	(3.8)%	(1.9)%	(2.4)%	(2.5)%
>1,000 units	(1.2)%	(0.9)%	(0.8)%	(0.6)%	(1.1)%	(0.7)%	(1.2)%	(1.3)%
Total	(1.7)%	(1.6)%	(1.5)%	(1.6)%	(2.1)%	(1.4)%	(1.9)%	(2.1)%
Account size ARPU
1 to 100 units	$12.57	$12.52	$12.49	$12.57	$12.58	$12.50	$12.54	$12.47
101 to 1,000 units	8.70	8.65	8.69	8.72	8.74	8.76	8.76	8.68
>1,000 units	6.77	6.79	6.80	6.81	6.84	6.83	6.86	6.88
Total	$7.77	$7.79	$7.82	$7.86	$7.91	$7.92	$7.97	$7.98

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.